SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 13, 2004

GENERAL MILLS, INC.

(Exact Name of Registrant as Specified in Charter)
Delaware	1-1185	41-0274440

(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)
Number One General Mills Boulevard
Minneapolis, Minnesota		55426
(Mail: P.O. Box 1113)		(Mail: 55440)

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (763) 764-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01(a)       Entry into a Material Definitive Agreement.

On December 13, 2004, General Mills, Inc. (“General Mills”) and PepsiCo, Inc. (“PepsiCo”) entered into an agreement to terminate the parties’ European snack food joint venture (“SVE”), pursuant to which SVE will redeem General Mills’ 40.5% interest in SVE in exchange for $750 million. In addition, PepsiCo has agreed to make a true-up payment to General Mills in the amount of $12.3 million in satisfaction of the net obligations owed among the parties in connection with SVE. The transaction, which is subject to customary closing conditions, is expected to close in early 2005.

In connection with the termination of the SVE joint venture, General Mills has agreed to enter into a ten-year agreement to manufacture and supply pellets for the production of Bugles snacks to SVE, and has also agreed to provide a trademark license for the use of the Bugles trademark during the term of the supply agreement. These agreements may be extended or may be terminated earlier under specified circumstances. General Mills has also agreed not to engage in the manufacture, marketing, distribution or sale of salty snacks in the SVE territories for a period of three years following the closing, subject to specified limited exceptions.

A copy of the Joint Venture Termination Agreement is filed with this report as Exhibit 10.1. Copies of press releases dated December 13, 2004 related to this transaction are filed with this report as Exhibit 99.1.

Item 1.01(b)       Entry into a Material Definitive Agreement.

On December 13, 2004, General Mills and Michael A. Peel, a General Mills Senior Vice President, entered into a Restricted Stock Unit Agreement concerning a grant by the General Mills Compensation Committee under the 2003 Stock Compensation Plan to Mr. Peel of 25,000 restricted stock units. The Agreement contains a provision causing the grant to be forfeited if Mr. Peel retires before December 31, 2007. A copy of the Restricted Stock Unit Agreement is filed with this report as Exhibit 10.2.

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointmentof Principal Officers.

        On December 13, 2004, Mr. Paul Danos was elected to the Board of Directors.

Item 9.01       Financial Statements and Exhibits.

                (c)     Exhibits

Exhibit 10.1	Joint Venture Termination Agreement between General Mills, Inc. and PepsiCo, Inc. dated December 13, 2004.

Exhibit 10.2	Restricted Stock Unit Agreement between General Mills, Inc. and Michael A. Peel dated December 13, 2004.

Exhibit 99.1	Press Releases (2) dated December 13, 2004 issued in connection with the execution of the Joint Venture Termination Agreement.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2004	GENERAL MILLS, INC.
	By:	/s/ Siri S. Marshall

	Name:	Siri S. Marshall
	Title:	Senior Vice President, Corporate Affairs and General Counsel